Exhibit 99.2

QuantumScape Announces Second Quarter 2021 Financial Results & Posts Shareholder Letter to IR Website

SAN JOSE, Calif. - July 27, 2021 – QuantumScape Corporation (NYSE: QS), a leader in the development of next-generation solid-state lithium-metal batteries for use in electric vehicles, today announced its financial results for the second quarter of 2021, which ended June 30, 2021.

The company posted a Shareholder Letter to its Investor Relations website, https://ir.quantumscape.com/, detailing its results and providing a business update, including that it is currently testing its first 10-layer cells, and is making progress on construction of the QS-0 pre-pilot manufacturing line, including ordering long-lead equipment.

QuantumScape will host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, July 27, 2021. Participating on the call will be Jagdeep Singh, chief executive officer and co-founder, and Kevin Hettrich, chief financial officer, of QuantumScape.

The call can be accessed via a live webcast accessible on the Events Calendar section of the Investor Relations website. An archive of the webcast will be available shortly after the call for 12 months.

About QuantumScape Corporation

QuantumScape is a leader in developing next-generation solid-state lithium-metal batteries for electric vehicles. The company is on a mission to revolutionize energy storage to enable a sustainable future. For more information, please visit www.quantumscape.com.

For Investors

John Saager, CFA

Head of Investor Relations

ir@quantumscape.com

For Media

media@quantumscape.com